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EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statements No. 33-36981, No. 33-91196, No. 333-60665, No. 333-64498, No. 333-69042, No. 333-82192, No. 333-82194, No. 333-116476, No. 333-120294, No. 333-128363, No. 333-128364, No. 333-132178, No. 333-141151, and No. 333-148502 of our reports dated March 31, 2008, relating to the financial statements of Alliant Techsystems Inc. and subsidiaries (which reports expressed unqualified opinions and included explanatory paragraphs relating to the Company's changes in its method of accounting for uncertain tax benefits in the year ended March 31, 2008, for defined benefit pension and postretirement benefit plans in the years ended March 31, 2008 and 2007, and stock-based compensation in the year ended March 31, 2007) and the effectiveness of Alliant Techsystems Inc.'s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended March 31, 2008.

/s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
May 20, 2008

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  EXHIBIT 23